Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results
for the Third Quarter of 2012; Raises FFO Guidance

FARMINGTON HILLS, Michigan – October 23, 2012 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial results for the three and nine months ended September 30, 2012 and raised its 2012 Funds from Operations (“FFO”) guidance to $1.01 to $1.03 per diluted share.

Third Quarter Highlights:

Shopping Center Operations

•	Increased same-center net operating income 3.4% over the comparable quarter in 2011.

•	Signed 67 leases encompassing 311,711 square feet achieving same-space rental growth of 5.4%.

•	Increased core portfolio leased occupancy to 94.4%, compared to 93.7% as of June 30, 2012 and 93.2% as of March 31, 2012.

Balance Sheet

•	Closed on a $360 million unsecured credit facility replacing the Company’s previous $250 million facility.

•	Ended the quarter with net debt to EBITDA of 6.7x.

•	Improved interest coverage to 3.1x and fixed charge coverage to 2.2x.

“The Company continues to successfully execute on its strategy of increasing quality and driving growth,” said Dennis Gershenson, President and Chief Executive Officer.  “As a result of the continued improvement in our operating performance, the benefits of our high-quality acquisitions, and the ongoing strengthening of our balance sheet, the Company continues to build a strong foundation for long-term growth.”

Financial Results

FFO for the three months ended September 30, 2012, was $14.9 million or $0.26 per diluted share, compared to FFO of $13.4 million, or $0.28 per diluted share for the same period in 2011.  FFO for the nine months ended September 30, 2012, was $35.5 million or $0.78 per diluted share, compared to FFO of $30.7 million, or $0.74 per diluted share for the same period in 2011.  The weighted outstanding shares (including shares issuable upon conversion of preferred shares) for the three months ended September 30, 2012 was 56.6 million, compared to weighted outstanding shares of 48.5 million for the same period in 2011.

Net Income available to common shareholders for the three months ended September 30, 2012 was $1.4 million or $0.03 per diluted share.  Net income available to common shareholders for the nine months ended September 30, 2012 was $0.2 million.

Ramco-Gershenson reports FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”).   A full definition of FFO is available in the Company’s financial and operating supplement.

Operating Statistics

As of September 30, 2012, the Company owned equity interests in 80 retail shopping centers and one office building consisting of 53 wholly-owned properties and 28 joint venture properties totaling 15.0 million square feet.  At quarter-end, the Company’s core portfolio was 94.4% leased, compared to a core portfolio leased rate of 93.7% at June 30, 2012.  Its total portfolio, which includes redevelopment properties, was 93.0% leased, compared to a total portfolio leased rate of 92.3% at June 30, 2012.

At quarter-end, the Company had 43 properties in its wholly-owned, same-center portfolio with occupancy of 93.9%, compared to 92.8% for the same period last year.  Same-center net operating income for the wholly-owned portfolio increased 3.4% for the quarter and 3.1% for the nine months ended September 30, 2012.

During the quarter, the Company executed 67 lease transactions encompassing 311,711 square feet in its total portfolio achieving same-space rental growth of 5.4%.

Acquisitions and Development

During the quarter, the Company acquired its joint venture partner’s 93% equity interest in the Shoppes of Lakeland shopping center in Lakeland, Florida, for $26 million in cash.  The 183,842 square foot center is currently anchored by Michaels, Staples, Ashley Furniture, Petco, and an anchor-owned Target and is 97.3% leased.  The Company recently signed a lease for a 27,000 square foot TJ Maxx store, which will occupy space created by the downsizing of Ashley Furniture.

As previously announced, the Company commenced the development of Phase I of Parkway Shops, in Jacksonville, Florida earlier this year.  Phase I will be anchored by a 45,000 square foot Dick’s Sporting Goods and a 25,000 square foot Marshalls.  As of September 30, 2012, the project is over 98.0% leased and is on schedule to open in the spring of 2013.

Capital Markets/Balance Sheet

During the quarter, the Company closed a $360 million unsecured credit facility which replaced the Company’s previous $250 million facility.  The facility consists of a four-year $240 million revolving line of credit with a one-year extension option and a $120 million five-year term loan.  The facility can be upsized to $450 million through an accordion feature.  Borrowings under the facility will bear interest at an annual rate of LIBOR plus 165 basis points subject to a pricing grid for changes in the Company’s leverage.  This compares to the previous interest rate of LIBOR plus 200 to 275 basis points.

Also, during the quarter, the Company issued 0.9 million common shares through its controlled equity offering program, generating net cash proceeds of $12.1 million.

At September 30, 2012, the Company’s total market capitalization equaled $1.3 billion, comprised of 50.4 million shares of common stock (or equivalents) valued at $630.9 million, two million shares of convertible perpetual preferred stock valued at $102.3 million and $545.1 million of debt and capital lease obligations, net of cash.  The weighted-average term of the Company’s consolidated debt was approximately 5.5 years.

At September 30, 2012, the Company’s ratio of net debt to total market capitalization was 42.6%, compared to 53.7% for the same period in 2011.  Its net debt to annualized EBITDA was 6.7x.

Dividend

On October 1, 2012, the Company paid third quarter cash dividends of $0.16325 per common share (or equivalent) and $0.90625 per Series D convertible perpetual preferred share for the period from July 1, 2012 through September 30, 2012.  The Company’s FFO payout ratio for the quarter was 62.8%.

2012 Guidance

The Company has raised its 2012 FFO guidance to $1.01 to $1.03 per diluted share from its previous FFO guidance of $0.97 to $1.03 per diluted share.  The Company’s revised 2012 FFO guidance is the result of the continued successful execution of its business plan.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its third quarter 2012 conference call on Wednesday, October 24, 2012, at 9:00 a.m. eastern time, to discuss its financial and operating results.  The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code.  A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID # 4011198), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company’s business is the ownership and management of multi-anchor shopping centers in strategic, quality of life markets throughout the Eastern, Midwestern and Central United States.  At September 30, 2012, the Company owned and managed a portfolio of 80 shopping centers and one office building with approximately 15.0 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Colorado, Wisconsin, Illinois, Indiana, New Jersey, Virginia, Maryland, and Tennessee.  At September 30, 2012, the Company’s core operating portfolio was 94.4% leased.  For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing to ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2012 (Unaudited) and December 31, 2011
(In thousands, except per share amounts)

	September 30,	December 31,
	2012	2011
ASSETS
Income producing properties, at cost:
Land	$158,985	$133,145
Buildings and improvements	941,321	863,763
Less accumulated depreciation and amortization	(230,068)	(222,722)
Income producing properties, net	870,238	774,186
Construction in progress and land held for development or sale	96,768	87,549
Net real estate	967,006	861,735
Equity investments in unconsolidated joint ventures	96,549	97,020
Cash and cash equivalents	8,353	12,155
Restricted cash	4,949	6,063
Accounts receivable (net of allowance for doubtful accounts of $2,920 and $3,516 as of September 30, 2012 and December 31, 2011, respectively)	8,966	9,614
Note receivable	6,111	3,000
Other assets, net	74,048	59,236
TOTAL ASSETS	$1,165,982	$1,048,823

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable	$294,295	$325,887
Unsecured revolving credit facility	45,000	29,500
Unsecured term loan facilities	180,000	135,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	547,420	518,512
Capital lease obligation	6,104	6,341
Accounts payable and accrued expenses	18,762	18,662
Other liabilities	25,862	15,528
Distributions payable	10,022	8,606
TOTAL LIABILITIES	608,170	567,649

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of September 30, 2012 and December 31, 2011	$100,000	$100,000
Common shares of beneficial interest, $0.01 par, 80,000 shares authorized, 47,699 and 38,735 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	477	387
Additional paid-in capital	673,150	570,225
Accumulated distributions in excess of net income	(240,659)	(218,888)
Accumulated other comprehensive loss	(5,639)	(2,649)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	527,329	449,075
Noncontrolling interest	30,483	32,099
TOTAL SHAREHOLDERS' EQUITY	557,812	481,174

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,165,982	$1,048,823

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
REVENUE
Minimum rent	$23,181	$20,416	$66,340	$59,640
Percentage rent	170	105	378	214
Recovery income from tenants	7,826	7,201	23,270	21,419
Other property income	497	1,621	1,672	3,721
Management and other fee income	1,021	1,306	2,935	3,093
TOTAL REVENUE	32,695	30,649	94,595	88,087

EXPENSES
Real estate taxes	4,094	3,695	12,847	12,130
Recoverable operating expense	3,955	3,515	11,275	10,278
Other non-recoverable operating expense	682	946	1,956	2,268
Depreciation and amortization	10,614	8,433	28,990	25,505
General and administrative expense	4,990	5,345	14,746	15,265
TOTAL EXPENSES	24,335	21,934	69,814	65,446

INCOME BEFORE OTHER INCOME AND EXPENSES, TAX AND DISCONTINUED OPERATIONS	8,360	8,715	24,781	22,641

OTHER INCOME AND EXPENSES
Other income (expense), net	54	192	171	(219)
Gain on sale of real estate	-	45	69	231
Earnings from unconsolidated joint ventures	1,008	3,702	2,084	5,336
Interest expense	(6,430)	(6,320)	(19,509)	(20,743)
Amortization of deferred financing fees	(354)	(387)	(1,108)	(1,482)
Provision for impairment on equity investments in unconsolidated joint ventures	(294)	-	(294)	-
Deferred gain recognized upon acquisition of real estate	845	-	845	-
Loss on extinguishment of debt	-	-	-	(1,968)
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	3,189	5,947	7,039	3,796
Income tax benefit (provision)	19	(94)	18	(984)
INCOME FROM CONTINUING OPERATIONS	3,208	5,853	7,057	2,812

DISCONTINUED OPERATIONS	-	-	-	-
(Loss) gain on sale of real estate	-	(33)	336	8,386
Gain on extinguishment of debt	-	-	307	-
Provision for impairment	-	-	(2,536)	-
Income (loss) from discontinued operations	113	(18)	269	(120)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	113	(51)	(1,624)	8,266

NET INCOME	3,321	5,802	5,433	11,078
Net (income) loss attributable to noncontrolling partner interest	(158)	(389)	191	(739)
NET INCOME ATTRIBUTABLE TO RPT	3,163	5,413	5,624	10,339
Preferred share dividends	(1,813)	(1,813)	(5,438)	(3,432)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,350	$3,600	$186	$6,907

INCOME (LOSS) PER COMMON SHARE, BASIC
Continuing operations	$0.03	$0.09	$0.04	$(0.02)
Discontinued operations	-	-	(0.04)	0.20
	$0.03	$0.09	$-	$0.18
INCOME (LOSS) PER COMMON SHARE, DILUTED
Continuing operations	$0.03	$0.09	$0.04	$(0.02)
Discontinued operations	-	-	(0.04)	0.20
	$0.03	$0.09	$-	$0.18
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	46,911	38,596	42,834	38,351
Diluted	47,197	38,739	43,115	38,513

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2012 and 2011
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011

Net income available to common shareholders	$1,350	$3,600	$186	$6,907
Adjustments:
Rental property depreciation and amortization expense	10,479	8,657	28,881	27,011
Pro-rata share of real estate depreciation from unconsolidated joint ventures	1,614	1,658	4,984	4,944
Add preferred share dividends (assumes if converted) (1)	1,813	1,813	-	-
Loss (gain) on sale of depreciable real estate	-	33	(336)	(6,177)
Loss (gain) on sale of joint venture depreciable real estate (2)	57	(2,718)	75	(2,718)
Provision for impairment on income-producing properties (3)	-	-	1,976	-
Provision for impairment on joint venture income-producing properties (2)	-	-	50	-
Provision for impairment on equity investments in unconsolidated joint ventures	294	-	294	-
Deferred gain recognized upon acquisition of real estate	(845)	-	(845)	-
Noncontrolling interest in Operating Partnership	157	387	274	744
FUNDS FROM OPERATIONS	$14,919	$13,430	$35,539	$30,711

Weighted average common shares	46,911	38,596	42,834	38,351
Shares issuable upon conversion of Operating Partnership Units	2,437	2,784	2,556	2,837
Shares issuable upon conversion of preferred shares (1)	6,940	6,940	-	-
Dilutive effect of securities	286	143	281	162
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	56,574	48,463	45,671	41,350

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.26	$0.28	$0.78	$0.74

Dividend per common share	$0.16325	$0.16325	$0.48975	$0.48975
Payout ratio - FFO	62.8%	58.3%	62.8%	66.2%

(1) Series D convertible preferred shares were dilutive for the three months ended September 30, 2012 and 2011 and antidilutive for the nine months ended September 30, 2012 and 2011
(2) Amount included in earnings from unconsolidated joint ventures.
(3) Amount represents RPT's proportionate share.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT has recently clarified its computation of FFO to exclude impairment charges on depreciable property and equity investments in depreciable property.  Management has restated FFO for prior periods accordingly. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance.   We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs.  However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications